ACQUISITION AGREEMENT


     This Agreement is entered into as this 1st day of April, 2002, by and between Nicholas Investment Company, Inc., a Nevada corporation hereinafter referred to as NIVI, and Virgin Lakes Development Corp., a Nevada corporation hereinafter referred to as VLD.

                                                               RECITALS

     A. NIVI is a full reporting trading company (symbol NIVI) having 50,000,000 share of $.001 par value stock of which 11,345,250 are issued and outstanding.

     B. VLD is a real estate development company that owns 65% or better of three related companies i.e., Shadow Ridge Water Company (a Arizona company), H&L Specialties (a Nevada company) and Town Square
LLC                        (a Arizona company).

     C. NIVI desires to acquire 100% of the equity interests of VLD in exchange for common stock.

     D. The parties wish to formalize their agreement.


     NOW THEREFORE, IN CONSIDERATION OF THEIR MUTUAL PROMISES AND COVENANTS SET FORTH HEREINAFTER, THE PARTIES AGREE AS FOLLOWS:

     1. Purchase Agreement: NIVI hereby agrees to purchase 100% of the equity interest (common stock) from the shareholders of VLD in exchange for common stock. Equity interests are set forth in Exhibit A attached hereto and made a part hereof.

     2. Exchange: NIVI hereby agrees to transfer to VLD or its assigns Six Million (6,000,000) shares of common voting stock in exchange for 100% of the equity interest of VLD in said assets, hereinafter listed as Exhibit A. Said transfer will be made contemporaneously with the receipt of the assets heretofore referred to by VLD.

     3. Business Purpose: The parties acknowledge that the purpose of this transaction is to provide NIVI with ongoing real estate development, municipal water distribution and sewer system businesses.
     4. Exempt Transaction: All parties acknowledge and agree that any transfer of securities pursuant to this Agreement will constitute an exempt isolated transaction and that the securities received in such transfer or exchange shall not be registered under Federal or State securities law.

     5. Transfer of Securities: All parties acknowledge and agree that the common stock of NIVI received by VLD shall be distributed directly to the interest holders of VLD or their assigns.

     6. Unregistered Securities: VLD is aware and acknowledges that the shares of NIVI to be transferred will be unregistered securities and may not be transferred by the shareholders of VLD unless subsequently registered or an exemption from registration is available. The certificates representing the shares issued to VLD will bear a legend to the effect that the shares have not been registered and cannot be transferred unless subsequently registered or an exemption from registration is available.

     7. Default: In the event any party defaults in performing any of its duties or obligations under this Agreement, the party responsible for such default shall pay all costs incurred by the other party in enforcing its rights under this Agreement or in obtaining damages for such default, including costs of court and reasonable attorney fees, whether incurred through legal action or otherwise and whether incurred before or after judgment.

     8. Notices: Any notice or correspondence required or permitted to be given under this Agreement may be given personally to an individual party or to an officer or registered agent of a corporate party or may be given by depositing such notice or correspondence in the U. S. Mail postage prepaid, certified or registered, return receipt requested, addressed to the party at the following address:

                        Nicholas Investment Company, Inc.
                           2220 Otay Lake Road, #50925
                           Eastlake, California 91915

                      Virgin Lakes Development Corporation
                              5017 Cliff Rose Drive
                             Las Vegas, Nevada 89130

     Any notice given by mail shall be deemed to be delivered on the date such notice is deposited in the U. S. Mail. Any party may change its address for purpose of this Agreement by giving written notice to the other parties as provided above. 9. Binding: This Agreement shall be binding upon the parties hereto and upon their respective heirs, representatives, successors and assigns.
10. Governing Law: This Agreement shall be governed by and construed under the laws of the State of Nevada.

     11. Authority: The parties executing this Agreement on behalf of corporate parties represent that they have been authorized to execute this Agreement pursuant to resolutions of the Boards of Directors of their respective corporations.

     12. Signatures: This Acquisition Agreement may be signed in counterparts.

     IN WITNESS WHEREOF, the parties have executed this Acquisition Agreement as of the day and year first written above.


                  NICHOLAS INVESTMENT COMPANY, INC.



                  By:/S/ John Kirchner



                  VIRGIN LAKES DEVELOPMENT CORP.



                  By:/S/ Darryl E. Schuttloffel